UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

VIAVI SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600

Notice of Annual Meeting of Stockholders
and Proxy Statement
2018 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND
SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET
AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE
SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS
PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED
PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 14, 2018: The notice of annual meeting, proxy statement and the annual report on Form 10-K for the fiscal year ended
June 30, 2018, are available free of charge at the following website:
www.astproxyportal.com/ast/14998

GO GREEN!

REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS

Viavi Solutions Inc. is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.

You should refer to the “General Information” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online

i

Viavi Solutions Inc. Notice of Annual Meeting of Stockholders
To Be Held on November 14, 2018

October 2, 2018

Dear VIAVI Stockholder:

We cordially invite you to attend the Viavi Solutions Inc. 2018 annual meeting of Stockholders (the “Annual Meeting” or “2018 Annual Meeting”), which will be held on November 14, 2018 at 9:00 a.m. Pacific Time at 6001 America Center Drive, 6th Floor, San Jose, California 95002.

This year’s Annual Meeting will consider the following proposals:

1.

To elect the eight nominees named in the proxy statement (the “Proxy Statement”) as directors to serve until the 2019 annual meeting of stockholders (the “2019 Annual Meeting”) and until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2019.

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2018, as set forth in the Proxy Statement.

4.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof. Stockholders of record as of the close of business on September 20, 2018 are entitled vote at this year’s Annual Meeting and any adjournment or postponement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY. For specific instructions on how to vote your shares please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. As specified in the Notice you may vote your shares by using the Internet or the telephone. All stockholders may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Oleg Khaykin
President and Chief Executive Officer

VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of Viavi Solutions Inc., a Delaware corporation (the “Company” or “VIAVI”), is furnishing these proxy materials to you in connection with the Company’s 2018 Annual Meeting. The Annual Meeting will be held at 6001 America Center Drive, 6th Floor, San Jose, California 95002, on November 14, 2018 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

What is the Notice of Internet Availability of Proxy Materials?

Pursuant to rules adopted by the SEC, we have elected to provide stockholders with access to our proxy materials over the Internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about October 2, 2018 to our stockholders who held Common Stock as of the record date, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

How do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the Internet; and

●	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What if I prefer to receive paper copies of the materials?

If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the Internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.

Additionally, you may request a paper copy of the materials by (i) calling 1-(888)-776-9962 or (718)-921-8562 for international callers; (ii) sending an e-mail to help@astfinancial.com; or (iii) logging onto https://us.astfinancial.com/proxyservices/requestmaterials.asp. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the 11 digit “Control Number” (located on the front page of the Notice).

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

1.	To elect the eight nominees named in the Proxy Statement as directors to serve until the 2019 Annual Meeting and until their respective successors are elected and qualified.

2.

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 29, 2019.

3.	To approve, on an advisory basis, the compensation of our named executive officers for the year ended June 30, 2018, as set forth in the Proxy Statement.

4.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Specifically, the Board recommends you vote:

●	“FOR” the election of the directors,

●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 29, 2019, and

●	“FOR” the approval of the Company’s executive compensation programs.

What is the record date and what does it mean?

The record date for the Annual Meeting is September 20, 2018 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. Holders of shares of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each holder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the Record Date. At the Record Date, 227,908,394 shares of Common Stock were outstanding.

What is included in the proxy materials?

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2018, as filed with the SEC on August 28, 2018 (the “Annual Report”). These materials were first made available to you via the Internet on or about October 2, 2018. Our principal executive offices are located at 6001 America Center Drive, 6th Floor, San Jose, California 95002, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 2, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our Annual Meetings.

Can I attend the meeting in person?

You are invited to attend the Annual Meeting if you are a registered stockholder or a Street name stockholder as of September 20, 2018, the Record Date. To attend the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in Street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a Street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

What if I return a proxy card but do not make specific choices?

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described on page 2 of this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described above under “Can I change my vote or revoke my proxy after submitting my proxy?”

Will there be any other items of business on the agenda?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement; however, the proxy holders (who are the management representatives named on the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.

What is a record holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered a “record holder” of those shares. If you are a record holder, you will receive a Notice on how you may access and review the proxy materials on the Internet.

What is a beneficial owner?

If your shares are held in a stock brokerage account, by a bank, or by another nominee, those shares are registered with AST in the “Street name” of the brokerage account, bank, or other nominee, and you are considered the “beneficial owner” of those shares. If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions along with instructions on how to access proxy materials.

As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the Annual Meeting.

Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.

For the purpose of determining whether the stockholders have approved matters, other than the election of directors, abstentions will have the same effect as a vote against the proposal.

What is the voting requirement to approve each of the proposals?

Proposal 1. Each director must be elected by the affirmative vote of a majority of the shares of Common Stock cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

Proposal 3. Approval of the non-binding advisory vote on the Company’s executive compensation programs requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted in accordance with the recommendations set forth in the Proxy Statement.

How do I vote my shares?

If you are a stockholder of record as of the Record Date, there are four ways to vote:

●	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card or the Notice.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or the Notice.

●	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by November 13, 2018.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time (8:59 p.m. Pacific Daylight Time) on November 13, 2018.

If, as of the Record Date, you are a beneficial owner of shares held in Street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

●

In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

●	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005

Banks and Brokers Call: (212) 269-5550
All Others Call: (866) 530-8623
Email: viavi@dfking.com

Who will tabulate the votes?

A representative of our transfer agent, AST will tabulate the votes and act as inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following ways:

●	submitting another proxy card bearing a later date;

●	sending a written notice of revocation to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002;

●	submitting new voting instructions via telephone or the Internet; or

●	attending AND voting in person at the Annual Meeting.

For shares you hold beneficially in Street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Who is paying for this proxy solicitation?

This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of D.F. King & Co., Inc. as its proxy solicitor for this year for a fee of approximately $12,500 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 2, 2018 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 13, 2018.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the Automatic Data Processing (“ADP”) online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.voteproxy.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report or notice of internet availability of proxy materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at (408) 404-6305 or 6001 America Center Drive, 6th Floor, San Jose, California 95002, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

When are stockholder proposals due for next year’s annual meeting?

In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002. To be timely for the 2019 Annual Meeting, a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2019 Annual Meeting, the Secretary must receive the written notice no earlier than August 16, 2019 and no later than September 15, 2019. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2019 Annual Meeting: (i) a brief description of the business desired to be brought before the 2019 Annual Meeting and the text of the proposal or business; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of the Company’s stock, is entitled to vote at the meeting and intends to appear in person or by proxy to propose the business specified in the notice; (iv) any material interest of the stockholder or any proposing person in such business; (v) the number of shares owned beneficially and of record by the stockholder or proposing person, including derivative interests, contracts or other agreements related to ownership or rights to vote the Company’s shares and other economic interests in the Company’s securities; and (vi) any other information required pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Bylaws specify in greater detail the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2019 Annual Meeting that do not meet the requirements set forth in our Bylaws. Subject to applicable laws and regulations, the Company has discretion over what stockholder proposals will be included in the agenda for the 2019 Annual Meeting and/or in the related proxy materials. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Proposals that a stockholder intends to present at the 2019 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2019 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2019 Annual Meeting, the Secretary must receive the written proposal no later than June 4, 2019. If we change the date of the 2019 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.

How do I suggest potential candidates for director positions?

Stockholders wishing to recommend candidates for director positions may do so by providing a timely notice in writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year’s annual meeting to assure time for meaningful consideration by the Governance Committee; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed

(other than as a result of adjournment) by more than 60 days, notice must be received by the Secretary no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2019 Annual Meeting, the Secretary must receive written notice no earlier than August 16, 2019 and no later than September 15, 2019. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com.

PROPOSAL 1

Election of Directors

At this Annual Meeting, the stockholders will elect eight directors recommended by the Governance Committee (which serves as the Company’s nominating committee) and nominated by the Board, each to serve a one-year term until the 2019 Annual Meeting and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Considerations in Director Selection

The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long-term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials. In selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.

Each candidate must have an employment and professional record which demonstrates, in the judgment of the Governance Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Governance Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Director, or the equivalent of such positions, of a well-respected, publicly-traded company.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below.

2018 Director Nominees

Richard E. Belluzzo

Age 64
Director Since: February 2005
Chairman of the Board Since: November 2012

Experience:
Mr. Belluzzo has served as US Venture Partner of Innogest SGR SpA, a European Venture Fund since February 2015. From April 2011 to August 2012, he served as Executive Chairman of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chairman and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo recently served on the boards of Quantum Corporation and PMC-Sierra (Vancouver, Canada), and as the Chairman of the Board of Directors, a member of the Governance and Nominating committee, and Chairman of the Compensation Committee of InfoBlox.

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board and to its Compensation and Governance Committee.

Keith Barnes

Age 67
Director Since: October 2011

Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chairman of the Board of Verigy from 2008 through 2011. Prior to that he was Chairman and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chairman and Chief Executive Officer of Integrated Measurement Systems, Inc. from 1995 through 2001. Mr. Barnes is currently a member of the Board of Directors, Chairman of Governance and Nominating Committee, and member of the Audit Committee of Knowles Corporation. Mr. Barnes is a member of the Board of Directors, Chairman of the Compensation Committee and member of the Governance and Nominating committees of Rogers Corporation. Within the past five years, Mr. Barnes also served on the Boards of Directors of Intermec, Inc, Mentor Graphics and Spansion Inc.

Qualifications:
Mr. Barnes’ extensive management experience as Chief Executive Officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, provide important perspective and expertise as a director and Chair of the Compensation Committee and a member of the Audit and Governance Committee.

Laura Black

Age 57
Director Since: February 2018

Experience:
Ms. Black has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. At Needham, she has raised public and private equity capital for numerous technology companies and served as strategic financial advisor on multiple M&A transactions. From July 1995 to February 1999, she served as a Managing Director of Corporate Finance at Black & Company, a regional investment bank subsequently acquired by Wells Fargo Van Kasper. From July 1993 to June 1995, Ms. Black served as a Director for TRW Avionics & Surveillance Group where she evaluated acquisition candidates, managed direct investments and raised venture capital to back spin-off companies. From August 1983 to August 1992, she worked at TRW as an electrical engineer designing spread spectrum communication systems. Ms. Black is currently the Chair of the Audit Committee at Super Micro Computer Inc.

Qualifications:
Ms. Black’s investment banking background and substantial experience with M&A and technology-focused firms as well as her experience as a public company audit committee chair, bring important perspective and expertise to the Board and its Corporate Development Committee and assist the Board in evaluating strategic opportunities.

Tor Braham

Age 61
Director Since: October 2015

Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the board of directors, a member of the audit committee, a member of the strategic review committee and a member of the special litigation committee of Altaba, Inc., formerly Yahoo, Inc. Mr. Braham also serves as a member of the Board of Directors, and a member of the Audit Committee and Compensation Committee of A10 Networks, a networking and security company. Within the past five years, Mr. Braham also served on the Boards of Directors of Sigma Designs, Inc. and NetApp, Inc.

Qualifications:
Mr. Braham’s substantial M&A experience will assist the Board in evaluating the Company’s strategic opportunities and bring important perspective and expertise to the Board and its Corporate Development Committee.

Timothy Campos

Age 45
Director Since: April 2014

Experience:
Mr. Campos has served as the Chief Executive Officer of Pulsra, Inc. since December 2016. Mr. Campos served as the Chief Information Officer and Vice President of Information Technology of Facebook from August 2010 to November 2016. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA-Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture. Mr. Campos is currently a member of the Board of Directors of Rackspace.

Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets and brings important perspective and expertise to the Board and its Compensation and Corporate Development Committee.

Donald Colvin

Age 65
Director Since: October 2015

Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin currently serves as a member of the board of directors and Chair of the Audit Committee of Agilysys, Inc. and was previously a director of Applied Micro Circuits Corp.

Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors will provide valuable perspective on the Company’s operations and opportunities and provide valuable perspective and expertise as a director and Chair of the Audit Committee and member of the Corporate Development Committee.

Masood A. Jabbar

Age 68
Director Since: March 2006

Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is a member of the board of directors, and Chairman of the board of directors of Trice Imaging, Inc. Within the past five years, Mr. Jabbar also served on the board of directors of Silicon Image, Inc. and RF Micro Devices, Inc.

Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particularly relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides valuable perspective in his role as a director and Chair of the Company’s Corporate Development Committee and as a member of the Audit Committee.

Oleg Khaykin

Age 53
Director Since: February 2016

Experience:
Mr. Khaykin joined VIAVI in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola. Mr. Khaykin is currently a member of the board of directors of Marvell Technology Group, where he serves as a member of the Executive Compensation Committee and Chair of the Nominating and Governance Committee, and Avnet, Inc. where Mr. Khaykin serves on the Audit and Corporate Governance committees.

Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance and Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Steps we have taken to fulfill this commitment include, among others:

●	Directors are elected on an annual basis.

●

Election of directors requires the affirmative vote of a majority of the shares of Common Stock cast with respect to a director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, except in the case of contested elections.

●	Our non-employee directors have an average tenure of 6 years, and two of the directors have been on the board for less than 2.5 years.

●	All members of the Board are independent with the exception of the Company’s Chief Executive Officer.

●	All members of our Board committees are independent.

●	Our Board committee charters clearly establish the roles and responsibilities of each committee.

●	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.

●	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and the Audit Committee.

●	Our independent public accountants report directly to the Audit Committee.

●	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.

●	We have established procedures for stockholders to communicate with the Board by contacting the Investor Relations Department.

●	The independent members of our Board and Board committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.viavisolutions.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director. Our director independence standards include all elements of independence set forth in the NASDAQ listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Corporate Governance” section of our website at www.viavisolutions.com. The Board has determined that each of its non-employee directors was independent as determined by the relevant NASDAQ listing standard for board independence and for any committee on which such director served during fiscal year 2018.

The Company is not aware of any agreements or arrangements between any director and any person or entity other than the Company relating to compensation or other payment in connection with such director’s candidacy or service as a member of the Board.

Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board Chairperson and Chief Executive Officer positions separately. The Board believes that having an outside, independent director serve as Chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent Chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Board Oversight of Risk

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risk, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our committees assist the Board in fulfilling its oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures as well as the Company’s cybersecurity and information technology risks, controls and procedures. Management regularly reports to the Audit Committee on these areas and the Audit Committee periodically conducts risk assessments in these areas. Additionally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal year 2018, a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, Inc. (“Compensia”), inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Committees and Meetings

During fiscal year 2018, the Board held 8 meetings. The Board has four standing committees: an Audit Committee, Compensation Committee, Corporate Development Committee, and Governance Committee. The members of the committees are identified below.

Each director attended at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served during fiscal year 2018 after becoming a member of the Board or after being appointed to a particular committee. The Company encourages, but does not require, its Board members to attend the Annual Meeting. All then-current directors attended the 2017 Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to:

● the Company’s financial statements;

● financial reporting practices;

● systems of internal accounting and financial control;

● internal audit function;

● annual independent audits of the Company’s financial statements; and

● such legal and ethics programs as may be established from time to time by the Board.

Members: Donald Colvin (Chair)* Keith Barnes Masood Jabbar Pamela Strayer* Meetings: 8

The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The Board has further determined that Keith Barnes, Donald Colvin, Pamela Strayer and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

*

Mr. Colvin was appointed a member of the Audit Committee effective as of September 18, 2017 and became Chair of the Audit Committee on November 15, 2017. Ms. Strayer served as Chair of the Audit Committee through November 14, 2017 and continued to serve as a member of the Audit Committee until she resigned from the Board effective February 13, 2018.

Compensation Committee

The Compensation Committee is responsible for:

● ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and

● the administration of the Company’s employee stock purchase plans and equity incentive plans.

Members: Keith Barnes (Chair) Richard Belluzzo Timothy Campos Meetings: 4

The Chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2018, the Compensation Committee engaged Compensia, a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2018. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

Corporate Development Committee

The Corporate Development Committee is responsible for: ● oversight of the Company’s strategic transaction and investment activities.	Members: Masood Jabbar (Chair) Laura Black* Tor Braham Timothy Campos Donald Colvin Meetings: 5

The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

*	Ms. Black was appointed a member of the Corporate Development Committee effective February 13, 2018.

Governance Committee:

● serves as the Company’s nominating committee; ● reviews current trends and practices in corporate governance; and ● recommends to the Board the adoption of governance programs.	Members: Richard Belluzzo (Chair) Keith Barnes Meetings: 4

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Secretary no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.viavisolutions.com. Nominees for the 2018 Annual Meeting were selected by a majority of the independent directors in office.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. None of Messrs. Barnes or Campos, who served on the Company’s Compensation Committee during fiscal year 2018, were at any time during fiscal year 2018 or prior to fiscal year 2018 an officer or employee of the Company and did not have any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board through the Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, Viavi Solutions Inc., 6001 America Center Drive, 6th Floor, San Jose, California 95002. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company is entitled to receive an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. During fiscal year 2018, each non-employee director received an annual grant of restricted stock units (“RSUs”) having a value of $200,000. This initial grant was prorated for Ms. Black, who joined mid-year. The RSUs are subject to a grant agreement which provides for vesting on the first anniversary of the grant date. Upon vesting, each RSU is converted into one share of the Company’s Common Stock. Upon initial appointment to the Board, each non-employee director receives a pro-rated portion of the annual non-employee director grant.

In addition, each non-employee director serving on the Audit Committee receives an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair receives an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee receives an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair receives an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees receives an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs receives an annual cash retainer of $15,000.

Directors who are also employed by the Company do not receive any compensation for their services as directors. Accordingly, Mr. Khaykin did not receive compensation as a member of the Board. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Retainer	$60,000
Meeting Fees	Not applicable (“NA”)
General Board Service – Equity
RSU Value	$200,000
Vesting Schedule	Vest on the first anniversary of the grant date
Number of shares determined using 30 calendar day average stock price prior to date of grant

		Chair	Member
Committee Service	Audit	$30,000	$15,000
(No meeting fees)	Compensation	$20,000	$10,000
	Governance/Corporate Development	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer	$75,000
Additional Equity	NA

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2018:

Director Compensation Table

DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($) (2)		Total ($)
Keith Barnes	102,500		194,238		296,738
Richard E. Belluzzo	160,000		194,238		354,238
Laura Black	28,813	(3)	164,947	(4)	193,760
Tor Braham	67,500		194,238		261,738

DIRECTOR COMPENSATION
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Timothy Campos	77,500	194,238	271,738
Donald Colvin	71,116	194,238	265,354
Masood A. Jabbar	90,000	194,238	284,238
Pamela Strayer	45,000	194,238	239,238

(1)

Oleg Khaykin, President and Chief Executive Officer, is not included in this table as he was an employee of the Company and as such received no compensation for his services as a director. His compensation is disclosed in the Summary Compensation Table.

(2)

The amounts shown in this column represent the grant date fair values of RSUs issued pursuant to the Company’s 2003 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested RSUs held by each non-employee director as of the end of fiscal year 2018, see the column “Unvested Restricted Stock Units Outstanding” in the table below.

(3)	Ms. Black joined the Board on February 13, 2018 and attended three Board meetings and three meetings of the Corporate Development Committee.

(4)	In connection with her appointment to the Board, Ms. Black received a pro-rated annual grant in the amount of 16,611 RSUs on February 16, 2018.

Non-Employee Director	Unvested Restricted Stock Units Outstanding
Mr. Barnes	22,148
Mr. Belluzo	22,148
Ms. Black	16,611
Mr. Braham	22,148
Mr. Campos	22,148
Mr. Colvin	22,148
Mr. Jabbar	22,148
Ms. Strayer(a)	0

(a)	Ms. Strayer resigned from the Board effective February 13, 2018 and her unvested RSUs have been cancelled.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings. We have determined that there were no related person transactions since the beginning of fiscal year 2018 through the date of this Proxy Statement.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	53	President and Chief Executive Officer (“CEO”)
Amar Maletira	48	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	56	Executive Vice President and Chief Marketing and Strategy Officer
Ralph Rondinone	56	Senior Vice President, Global Operations and Services, Network and Service Enablement
Luke Scrivanich	56	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	49	Senior Vice President, General Counsel and Secretary
Gary Staley	51	Senior Vice President, Global Sales, Network and Service Enablement

Oleg Khaykin joined the Company in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, Mr. Khaykin was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola. Mr. Khaykin is currently a member of the Board of Directors, Chairman of the Executive Compensation Committee and a member of the Nominating and Governance committee of Marvell Technology Group. Mr. Khaykin also serves on the Board of Avnet, Inc. and is a member of the Audit and Corporate Governance committees. Mr. Khaykin holds an M.B.A from Kellogg School of Management at Northwestern University and a B.S. in Electrical and Computer Engineering with honors from Carnegie-Mellon University.

Amar Maletira joined the Company in September 2015 as Executive Vice President and CFO. Prior to joining the Company, Mr. Maletira spent 14 years at Hewlett Packard serving in a number of senior positions in Finance, most recently as Chief Financial Officer & Vice President, Enterprise Services Americas. From 1998 to 2000, Mr. Maletira was Chief Operating Officer and Vice President of a start-up IT consulting company, DPP Incorporated. Prior to that, Mr. Maletira led sales teams at Siemens and HCL in India. Mr. Maletira holds a B.S. in Electronics & Communication Engineering from Gogte Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was CEO of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.

Ralph Rondinone joined the Company in April 2012 as Vice President of Global Operations and Services, NSE and became Senior Vice President of Global Operations and Services, NSE in January 2013. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.

Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.

Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network and Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles at Alcatel-Lucent and Verizon included Worldwide Enterprise Sales and Regional Sales Service Provider. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.

PROPOSAL 2

Ratification of Independent Auditors

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 29, 2019, and the Board has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Although the Company is not required to seek stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2018 and July 1, 2017, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2018	Fiscal 2017
Audit Fees (1)	$3,784,488	$2,502,545
Audit-Related Fees (2)	359,000	0
Tax Fees (3)	61,592	170,865
All Other Fees (4)	3,600	3,600
Total	$4,208,680	$2,677,010

(1)

Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Audit Fees in fiscal 2018 include fees for services performed by PricewaterhouseCoopers LLP in connection with the acquisitions of the AvComm and Wireless businesses of Cobham plc (“AW”) and Trilithic Inc. (“Trilithic”). Audit Fees in fiscal 2017 include comfort letter fees related to a registered convertible debt offering.

(2)	Audit-Related Fees for fiscal 2018 are related to due diligence services for our current year acquisition activities.

(3)	Tax Fees for fiscal 2018 and 2017 include professional services rendered in connection with transfer pricing consulting, tax audits, planning services and other tax consulting.

(4)	All Other Fees are related to certain software subscription fees.

For fiscal year 2018, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, 100% of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 29, 2019.

PROPOSAL 3

Advisory Vote on Executive Compensation

The Company’s goal for its executive compensation program is to attract, motivate and retain the executive talent necessary to achieve its business objectives. The Company believes that it can best drive long-term stockholder value by establishing a strong pay-for-performance system.

At the Company’s 2017 annual meeting of stockholders, approximately 90% of the votes cast were voted in favor of approving the compensation of the Company’s Named Executive Officers (“NEOs”).

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement includes a detailed description of the Company’s compensation philosophy, as well as an analysis of how the compensation of its NEOs in fiscal year 2018 aligned with that philosophy. Highlights of the Company’s compensation practices include:

●	At least 50% of each NEO’s total target compensation is performance-based, consisting of cash incentive compensation and RSUs with performance-based vesting conditions, as described below.

●

The Company emphasizes pay for performance. Cash incentive compensation paid to its NEOs is generally paid pursuant to the Company’s Variable Pay Plan (the “VPP”), with payments directly tied to attainment of the Company’s operating income objective.

●

50% of the number of RSUs awarded to the Company’s NEOs have time-based vesting requirements — the ultimate value of these awards is directly tied to the performance of the Company’s stock, encouraging management to drive stockholder value which also encouraging retention of key employees. The other 50% of RSUs awarded to the Company’s NEOs have vesting requirements tied to the performance of the Company’s stock as compared to the NASDAQ telecommunications index, and could vest at a higher or lower rate or not at all, based on this relative performance. We refer to these performance-based RSUs as market stock units, or “MSUs.”

●	The Company does not generally provide perquisites or other benefits to its NEOs that are not available to all employees.

●	We regularly evaluate our compensation practices and modify our programs as appropriate to address evolving best practices.

We urge stockholders to read the CD&A section of this Proxy Statement beginning on page 21 which describes in more detail how our executive compensation practices operate and are designed to achieve our compensation objectives.

In accordance with section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. You are encouraged to read the Executive Compensation section of this Proxy Statement, including the CD&A, along with the accompanying tables and narrative disclosure. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the CD&A, the accompanying tables and the related narrative disclosure contained therein.

The following resolution will be submitted for stockholder vote at the Annual Meeting: “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.” Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and the Compensation Committee will consider the results of the vote when making future compensation decisions. Unless the Board of Directors modifies its determination on the frequency of future advisory votes, the next advisory vote on the compensation of the Company’s NEOs will be held at the 2019 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE CD&A, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2018, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Company’s named executive officers, and (iv) all current directors and executive officers as a group.

As of August 31, 2018, there were 227,835,824 shares of the Company’s Common Stock outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
Capital Research Global Investor, 333 South Hope Street Los Angeles, CA 90071 (2)	16,251,481	7.1%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10022 (3)	22,446,941	9.9%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022 (4)	29,174,840	12.8%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355-2331 (5)	22,939,829	10.1%
Directors and Executive Officers
Oleg Khaykin (6)	265,308	*
Amar Maletira (7)	165,188	*
Paul McNab (8)	14,046	*
Ralph Rondinone (9)	24,695	*
Gary Staley(10)	10,371	*
Richard E. Belluzzo	168,506	*
Keith Barnes	87,397	*
Laura Black(11)	0	*
Tor Braham	64,019	*
Timothy Campos	101,974	*
Donald Colvin	64,019	*
Masood A. Jabbar	175,828	*
All directors and executive officers as a group (12 persons) (12)	1,141,351	*

*	Less than 1%.

(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2018 and the Company’s outstanding common stock data as of August 31, 2018.

(2)

Based on information reported, as of December 29, 2017, on Schedule 13G/A filed with the SEC on February 14, 2018 by Capital Research Global Investors (“Capital”). According to its Schedule 13G/A, Capital reported having the sole power to vote or direct the vote and the sole power to dispose of or to direct the disposition of all shares beneficially owned.

(3)

Based on information reported, as of January 31, 2018, on Schedule 13G/A filed with the SEC on February 12, 2018 by The Bank of New York Mellon Corporation (“Mellon”). According to its Schedule 13G/A, Mellon reported having the sole power to vote or direct the vote over 20,372,480 shares, the sole power to dispose of or to direct the disposition of 21,945,957 shares and the shared power to dispose or to direct the disposition of 500,984 shares and the shared power to vote or direct the vote over 5,000 shares.

(4)

Based on information reported, as of December 31, 2017, on Schedule 13G/A filed with the SEC on February 8, 2018 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 28,679,695 shares and dispositive power over 29,174,840 shares beneficially owned.

(5)

Based on information reported, as of June 29, 2018, on Schedule 13G/A filed with the SEC on July 10, 2018 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 307,281 shares, the sole power to dispose of or to direct the disposition of 22,595,523 shares and the shared power to dispose or to direct the disposition of 344,306 shares and the shared power to vote or direct the vote over 55,638 shares.

(6)

Includes 69,136 MSUs which vest within 60 days of August 31, 2018. MSUs are reported at 100% of the target number of shares scheduled to vest within 60 days of August 31, 2018. The actual number of shares that vest will range from 0% to 150% of the target amount.

(7)	Includes (i) 47,727 RSUs which vest within 60 days of August 31, 2018 and (ii) 85,060 MSUs which vest within 60 days of August 31, 2018.

(8)	Includes (i) 44,755 RSUs which vest within 60 days of August 31, 2018 and (ii) 78,755 MSUs which vest within 60 days of August 31, 2018.

(9)	Includes 30,167 MSUs which vest within 60 days of August 31, 2018.

(10)	Includes 16,411 MSUs which vest within 60 days of August 31, 2018.

(11)	Ms. Black joined the Board in February 2018 and her initial grant will not vest within 60 days of August 31, 2018.

(12)	Includes (i) 92,482 RSUs which vest within 60 days of August 31, 2018 and (ii) 279,529 MSUs which vest within 60 days of August 31, 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss and analyze the compensation programs applicable to our named executive officers (“NEOs”), who in fiscal year 2018 were:

●	Oleg Khaykin, President and Chief Executive Officer (“CEO”);

●	Amar Maletira, Executive Vice President and Chief Financial Officer (“CFO”);

●	Paul McNab, Executive Vice President and Chief Marketing & Strategy Officer;

●	Ralph Rondinone, Senior Vice President, Global Operations and Services, Network and Service Enablement (“NSE”); and

●	Gary Staley, Senior Vice President, Global Sales, NSE.

Executive Summary

Performance Overview

Fiscal year 2018 was an impactful year for the Company, as our management team executed successfully on long term diversification and growth measures, including successfully decreasing NSE business dependence on North American Service Provider customers by diversifying outside of North America, achieving profitability in the Company’s Service Enablement (“SE”) business segment and expanding our Optical Security and Performance Products (“OSP”) business segment through the launch of 3D sensing products. Our management team continued to implement our corporate development strategy through strategic acquisitions, including the acquisition of the AvComm and Wireless test and measurement businesses from Cobham plc., which further strengthens the Company’s competitive position in 5G deployment and diversifies the Company into military, public safety and avionics test markets. When setting executive compensation for fiscal year 2018, the Compensation Committee of the Board (the “Committee”) considered a comprehensive set of factors, including:

●	The Company’s prior fiscal year performance and the prior two-year period, in keeping with the Company’s focus on long-term growth and performance.

●	Individual factors, including tenure, experience, performance, expected contributions as well as development and execution of the Company’s long-term strategy.

●	The achievements of our NEOs and other executives on execution of strategic transactions and other growth initiatives.

●	The importance of retaining certain individuals in light of their prior contributions and in recognition of the importance of continuity in achieving the Company’s goals during fiscal year 2018.

In awarding compensation for Mr. Khaykin, who became our CEO in February 2016, and Mr. Maletira, who became our CFO in September 2015, the Committee recognized the importance of retaining individuals with the skills required to continue the Company’s transformative efforts and drive future growth.

Compensation Best Practices

We maintain the following corporate governance and executive compensation policies and practices which support our “pay-for-performance” philosophy and help manage our compensation risks:

✔	The Committee is comprised solely of independent directors.

✔	The Committee has engaged an external compensation consultant, whom the Committee has determined to be independent, to assist the Committee with its review of executive compensation.

✔	At least half of the annual equity awards granted to our executive officers are performance-based awards.

✔	We do not generally provide perquisites to any of our executive officers.

✔	We maintain a “clawback” policy that applies to both cash incentives and equity awards.

✔	We prohibit our executive officers from engaging in speculative transactions involving Company stock.

✔

We maintain stock ownership guidelines that require our directors and executive officers to maintain an equity interest in Company stock that is between one and three times their base salary (or cash retainer in the case of directors).

We avoid the following practices to maintain strong corporate governance and stockholder value:

x	No repricing or repurchasing of underwater stock options without stockholder approval.

x	No pledging or hedging of Company securities.

x	No “single trigger” change of control acceleration of vesting for equity awards.

x	No excessive perquisites or severance benefits.

x	No golden parachute tax “gross-ups.”

x	No pension plan or supplemental executive retirement plan.

Significant Portion of Fiscal 2018 Compensation Performance-Based

We believe that a significant portion of each executive’s target total direct compensation should be “at risk” and tied to the Company’s attainment of semi-annual, annual and long-term business objectives and the creation of stockholder value. Our fiscal year 2018 performance-based pay for our NEOs is summarized below:

Fiscal Year 2018 Incentive Pay Outcomes

Named Executive Officer	Fiscal Year 2018 VPP Outcome	Fiscal Year 2018 MSUs Achievement/Earned	Fiscal Year 2018 MSUs Reason	Fiscal Year 2018 PSU Achievement/ Earned	Fiscal 2018 PSU Reason
Oleg Khaykin	$135,000	150% of CEO FY 2016 MSUs (2nd tranche) earned(1)	82.1 percentile TSR ranking	—	Performance objective not yet achieved.
		150% of FY 2017 MSUs (1st tranche)	84.4 percentile TSR ranking
Amar Maletira	$61,025	150% of FY 2016 MSUs (2nd tranche) earned	91.5 percentile TSR ranking	—	Performance objective not yet achieved.
		150% of FY 2017 MSUs (1st tranche)	84.4 percentile TSR ranking
Paul McNab	$97,984	150% of FY 2015 MSUs (3rd tranche) earned	91.5 percentile TSR ranking	N/A	N/A
		150% of FY 2016 MSUs (2nd tranche) earned	91.5 percentile TSR ranking	N/A	N/A
		150% of FY 2017 MSUs (1st tranche) earned	84.4 percentile TSR ranking

Named Executive Officer	Fiscal Year 2018 VPP Outcome	Fiscal Year 2018 MSUs Achievement/Earned	Fiscal Year 2018 MSUs Reason	Fiscal Year 2018 PSU Achievement/ Earned	Fiscal 2018 PSU Reason
Ralph Rondinone	$65,296	150% of FY 2015 MSUs (3rd tranche) earned	91.5 percentile TSR ranking	N/A	N/A
		150% of FY 2016 MSUs (2nd tranche) earned	91.5 percentile TSR ranking	N/A	N/A
		150% of FY 2017 MSUs (1st tranche earned)	84.4 percentile TSR ranking
Gary Staley	$71,550	—(2)	—	N/A	N/A

(1)

Mr. Khaykin joined the Company in February 2016 and, as such, his 2016 MSU grant had a base measurement period that differed from the other 2016 recipients employed at the beginning of the 2016 fiscal year, resulting in a different TSR percentile ranking result than the other recipients.

(2)	Mr. Staley did not have MSUs that vested in fiscal year 2018.

Approximately 58% of the fiscal year 2018 target total direct compensation opportunities of our CEO and CFO were performance-based and at risk, as illustrated in the charts below:(3)

(3)

The charts reflect target total direct compensation as approved by the Compensation Committee at the beginning of fiscal year 2018. The discretionary transaction bonus of $180,000 awarded to Mr. Maletira by the Compensation Committee in August 2018 in consideration of his execution of the AW acquisition is not reflected.

2017 Advisory Vote on Named Executive Officer Compensation

In evaluating our compensation practices in fiscal year 2018, the Committee was mindful of the support our stockholders previously expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of stockholder value. We continued to engage with our stockholders in calendar year 2017, and in the months leading up to our 2017 annual meeting met with a significant number of our majority stockholders. At the 2017 Annual Meeting of Stockholders, the Company conducted an advisory vote on the fiscal 2017 compensation of our NEOs as well as an advisory vote on the frequency of holding future advisory votes. The advisory vote of our stockholders supporting NEO compensation received approximately 90% approval, which our Compensation Committee believes reflects strong support for our program. As a result, the Committee retained its general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining the fiscal year 2018 compensation of our NEOs. The Board and the Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our NEOs, seek to identify the specific concerns driving negative votes and evaluate whether any actions are necessary to address those concerns. The Board and the Committee will continue to consider stockholder concerns and feedback in the future.

At the 2017 Annual Meeting of Stockholders, approximately 83% of the votes cast were in favor of holding future stockholder advisory votes on named executive officer compensation on an annual basis. The Committee along with the Board has determined that holding an annual stockholder advisory vote on named executive officer compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement.

Compensation Philosophy and Elements

Our Executive Compensation Philosophy

The principal objectives of our executive compensation programs are to capitalize on our executive’s strengths to increase the Company’s performance as follows:

●	to attract and retain talented and experienced executives who will achieve the Company’s financial and operational objectives;

●	to motivate and reward executives whose knowledge, skills, and performance are critical to our success and the Company’s performance;

●	to ensure fairness among our executives by recognizing the contributions each executive makes to our success; and

●

to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders by aligning executive compensation with long-term Company performance.

Elements of Executive Compensation

Elements of Executive Compensation	Objective/Purpose
Base salary	To attract and retain highly-qualified executive talent
Annual cash incentive bonuses	To incentivize and reward achievement of near-term financial and operational business objectives

Equity awards, including time-based restricted stock unit awards (“RSUs”), market-based restricted stock unit awards (“MSUs”) and performance-based restricted stock unit awards tied to Company internal financial goals (“PSUs”).

To align our executives’ interests with those of our stockholders, drive long-term stockholder value, and reinforce longer-term retention of highly qualified executive talent

The individual elements of each NEO’s compensation package for fiscal year 2018 are summarized below.

Base Salary. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skills, performance, expected future contribution, base salary levels in effect for comparable positions at the companies in the Peer Group (as described on page 32 below under “Use of Peer Group Compensation Data”) and other competitive market factors. Generally, the Committee reviews the base salary levels of our NEOs annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit-based increases to the base salaries of our NEOs (other than our CEO) are recommended by our CEO to the Committee, and all increases are based on the Committee’s (and in the case of our CEO, the Board’s) review and assessment of the factors described above.

The Committee reviewed the base salaries of our executive officers, including our NEOs, for fiscal year 2018 and did not increase the salaries of any of our NEOs because the Committee determined that the existing base salaries were appropriate for each NEO.

Named Executive Officer	Fiscal Year 2017 Base Salary	Fiscal Year 2018 Base Salary	Percentage Increase
Oleg Khaykin	$750,000	$750,000	—
Amar Maletira	$425,000	$425,000	—
Paul McNab	$435,000	$435,000	—
Ralph Rondinone	$352,000	$352,000	—
Gary Staley	$360,000	$360,000	—

Actual base salaries paid to our NEOs in fiscal year 2018 are set forth in the “Salary” column of the Fiscal 2018 Summary Compensation Table on page 35.

Cash Incentive Compensation. In fiscal year 2018, the Company utilized two cash incentive programs, one for the majority of its employees globally, and one for its executive staff, including all of our NEOs, referred to as the Company’s Executive Staff Variable Pay Plan (“Executive VPP”). Under the Executive VPP, incentive bonuses are determined based on our actual performance as measured against one or more semi-annual performance metrics and paid semi-annually. These awards are designed to incentivize and reward short-term performance and achievement of the Company’s operating income targets for the fiscal year.

During fiscal year 2018, the Company maintained separate performance metrics and related target levels for executive staff, including the NEOs of the Company’s (i) OSP business segment (the “OSP VPP”), (ii) NSE business segments (the “NSE VPP”), (iii) NSE sales (the “NSE Sales VPP), and (iv) Corporate (the “Corporate VPP”).

Each participant in the Executive VPP is assigned a target incentive opportunity (“TIO”) equal to a percentage of his or her base salary, based upon the individual’s pay grade level within the Company. Each NEO’s TIO is annually reviewed by the Committee and compared against the target incentive opportunities in effect for comparable positions at the companies in our Peer Group. The Committee also considers the factors as described on page 32 below under “Use of Peer Group Compensation Data.” For fiscal year 2017 and fiscal year 2018 the TIOs for each of our NEOs were as follows:

Named Executive Officer	VPP NEO Participates in for FY 18	Fiscal Year 2017 Target Incentive Opportunity	Fiscal Year 2018 Target Incentive Opportunity	Percentage Increase
Oleg Khaykin	Corporate VPP	100%	100%	—
Amar Maletira	Corporate VPP	85%	85%	—
Paul McNab	NSE VPP	85%	85%	—
Ralph Rondinone	NSE VPP	70%	70%	—
Gary Staley	NSE Sales	75%	75%	—

NSE VPP

Mr. McNab and Mr. Rodinone participated in the NSE VPP. The incentive bonuses for the participants in the NSE VPP were based upon an NSE non-GAAP operating profit goal weighted at 60% and an NSE revenue goal weighted at 40%. No payment was made under the NSE VPP unless NSE exceeded the operating profit threshold under the annual operating plan (“AOP”) for the NSE business. Based on the size of the pool, established under the Company’s AOP, and depending on the extent to which the operating profit and revenue goals are achieved, participating employees could receive a percentage of their TIO from 0% to 150% of TIO.

NSE Operating Profit as a % of Target	NSE Revenue as a % of Target	% of TIO
0% - 76%	0% - 94%	0%
>76% - 100%	>94% - 100%	0% to 50%
>100% - 170%	>100% - 109%	50% - 150%

The actual incentive bonus payments under the NSE VPP could be increased or decreased by up to 25% based upon the discretion of our CEO. Our CEO did not exercise this discretion for fiscal year 2018.

NSE Sales VPP

Mr. Staley participated in the NSE Sales VPP. The incentive bonuses for the participants in the NSE Sales VPP were based upon an NSE non-GAAP operating profit goal weighted at 10%, an NSE revenue goal weighted at 70% and an NSE bookings goal weighted at 20%. No payment was made under the NSE VPP unless NSE exceeded the operating profit threshold under the AOP for the NSE business. Based on the size of the pool, established under the Company’s AOP, and depending on the extent to which the operating profit and revenue goals are achieved, participating employees could receive a percentage of their TIO from 0% to 150% of TIO.

NSE Operating Profit as a % of Target	NSE Revenue / Bookings as a % of Target	% of TIO
0% - 76%	0% - 94%	0%
>76% - 100%	>94% - 100%	0% to 50%
>100% - 170%	>100% - 109%	50% - 150%

The actual incentive bonus payments under the NSE Sales VPP could be increased or decreased by up to 25% based upon the discretion of our CEO. Our CEO did not exercise this discretion for fiscal year 2018.

Corporate VPP

Mr. Khaykin and Mr. Maletira participated in the Corporate VPP. The incentive bonuses for participants in the Corporate VPP, were calculated based upon our company-wide performance and included a Company non-GAAP operating profit goal weighted at 40% and a Company revenue goal weighted at 60%. No payment was made under the Corporate VPP unless the Company’s actual operating profit exceeded the operating profit threshold under the AOP for the Company as a whole, and at such point the Corporate VPP pool would be funded proportionately from the NSE and/or OSP actual operating income in excess of their respective AOP operating income targets. Based on the size of the pool, and depending on the extent to which the operating profit and revenue goals are achieved, Mr. Khaykin and Mr. Maletira could receive a percentage of their TIO from 0% up to 150% of TIO.

The actual incentive bonus payments to participants under the Corporate VPP (other than for our CEO) could be increased or decreased by up to 25% at the discretion of our CEO. Our CEO did not exercise this discretion to adjust the actual bonus payments under the Corporate VPP for fiscal year 2018. (2)

(2)

The methods for determination of the actual VPP are recommended by management and reviewed and approved by the Committee (and, with respect to our CEO’s participation in the Corporate VPP, the independent members of the Board). The operating income, bookings and revenue targets utilized for purposes of determining payments under the Executive VPP reflect the actual financial and business performance objectives, projections and estimates approved by the Board and used by management and the Board for purposes of annual financial and business planning and analysis. As such, the targets reflect the Company’s analyses, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, their specific disclosure could result in competitive harm to the Company. It is for this reason that they are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives as discussed above.

2018 VPP Payout

The actual semi-annual VPP payment to each participant was calculated based upon the following formula (excluding the exercise of CEO and Board discretion):

Actual achievement for the Company for each half of fiscal year 2018 was as follows:

H1 FY18 VPP Achievement			H2 FY18 VPP Achievement
NSE	NSE Sales	Corporate	NSE	NSE Sales	Corporate
37%	37%	25%	16%	16%	11%

Actual incentive payments awarded to our NEOs in fiscal year 2018 under the Executive VPP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Discretionary Bonuses

In August 2018, the Compensation Committee awarded our CFO a one-time discretionary cash bonus in the amount of $180,000 in consideration of his execution of the AW acquisition, which significantly strengthened our competitive position in 5G deployment and diversified the company into military, public safety and avionics test markets.

Long-Term Incentive Compensation. The Committee provides long-term incentive compensation opportunities primarily in the form of time-based restricted stock unit awards (“RSUs”) and market-based restricted stock unit awards (“MSUs”). The Committee has also granted to our CEO and CFO certain performance stock unit awards tied to an NSE operating income margin rate (“PSUs”), as described below. The Committee believes that stock-based compensation aligns the interests of our NEOs with long-term stockholder value creation. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent.

Award-Setting Process

The number of shares of our common stock subject to each equity award is set by the Committee at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on each executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry and at the companies in the Peer Group, his or her potential for increased responsibility and promotion over the award term and his or her individual performance in recent periods. The Committee also takes into account the value of outstanding vested and unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Further, the Committee considers the number of shares of our common stock which would be subject to the proposed equity awards to our individual NEOs for consistency with the Company’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of less than 3% per year.

>	To ensure equity awards are aligned with the Company’s commitment to “pay-for-performance,” it is the Committee’s practice that:

●

at least 50% of the target number of shares of all equity awards granted to our NEOs are performance-based and are earned or otherwise vest based on the achievement of one or more pre-established performance objectives; and

●	criteria applicable to such performance-based equity awards are disclosed in the proxy statement for each applicable fiscal year.

>	All of the equity awards granted to our NEOs in fiscal year 2018 complied with this practice.

Fiscal Year 2018 Equity Awards

The 2018 Equity Compensation Program for our CEO and CFO consisted of a mix of time-based RSUs, performance-based MSUs and performance-based PSUs, with the time-based equity awards weighted at approximately 40% and the performance-based equity awards weighted at approximately 60%, based upon grant date fair value. Under this program, the Committee granted the following equity award to our CEO and CFO for fiscal year 2018:

Named Executive Officer	RSU Awards (# of shares)	MSU Awards (target # of shares)	PSU Awards (target # of shares)	Aggregate Grant Date Value of Equity Award (1)
Oleg Khaykin	150,000	150,000	90,000	$3,942,900
Amar Maletira	62,000	62,000	45,000	$1,708,590

The 2018 Equity Compensation Program for the rest of our NEOs consisted of a mix of time-based RSUs and performance-based MSUs, each equally weighted. Under this program, the Committee granted the following equity award to our remaining NEOs for fiscal year 2018:

Named Executive Officer	RSU Awards (# of shares)	MSU Awards (target # of shares)	Aggregate Grant Date Value of Equity Award (1)
Paul McNab	27,000	27,000	$545,940
Ralph Rondinone	27,000	27,000	$545,940
Gary Staley	27,000	27,000	$545,940

(1)

Based upon the closing price per share of our common stock of $10.11 on August 28, 2017, the grant date. To date, none of the shares of our common stock subject to the PSU have been earned and vested as the performance condition has not yet been met.

MSU Awards

The MSUs that will be earned and vest will be based on the Company’s total stockholder return (“TSR”) relative to the performance of the component companies in the NASDAQ Telecommunications Index (the “NASDAQ Telecom Index”), with three overlapping performance periods with 1/3rd of the share earned based on relative TSR measured over one-year, two-year and three-year performance periods ending on September 15, 2018, September 15, 2019 and September 15, 2020, respectively

The TSR for each period will be compared against the period of August 1, 2017 to September 15, 2017. The MSU award will be divided into three equal tranches, with one tranche assigned to each measurement period.

The actual number of shares of our common stock that are earned and vest will be determined by the Compensation Committee after the end of each measurement period based on the relative TSR for the period and will range from 0% to 150% of the target amount for that period. In order to vest in 100% of the target number of shares subject to the MSUs, the Company’s TSR must be at the 55th percentile of the NASDAQ Telecom Index for each measurement period.

The actual percentage of shares earned will be determined by the Committee at the end of each year of the overall three-year performance period for the MSUs and will be interpolated on a linear basis for performance between threshold and target for each level of achievement as follows:

Performance Threshold/Target	Shares Earned
0-25th Percentile	0% of Target Shares
25th-55th Percentile	0%-100% of Target Shares
55th-100th Percentile	100%-150% of Target Shares

Each earned unit converts into one share of common stock on the vesting date.

MSUs Earned — Fiscal Year 2016 through Fiscal Year 2018

The following table shows the MSUs earned by our NEOs in fiscal year 2016 through fiscal year 2018.

	Earned in Fiscal Year	TSR Ranking	Payout %	Total MSUs Earned (1)
Various MSUs	FY16 (2)	33.3	66.60%	96,313
		61.3	122.40%

Various MSUs	FY17	82.4	150.00%	240,660
Various MSUs	FY18	91.5	150.00%	266,830
		84.4	150.00%
CEO MSUs	FY17	69.1	135.25%	39,069
CEO MSUs	FY18	82.1	150.00%	72,034

(1)	Includes any earned shares granted under New Hire, Promotion, Retention and Annual MSU awards.

(2)

Shares earned in FY16 are based on numbers following the spin-off of Lumentum on August 1, 2015, including TSR Ranking with a payout % based on VIAVI stock price. However, with a shortened performance period due to the spin-off of Lumentum.

RSU Awards

For newly hired employees, the RSUs vest in four equal annual installments commencing on the first anniversary of the date of grant and for focal grants made as part of the Company’s annual review process, the RSUs vest over three years, with 1/3rd vesting on the first anniversary of the date of grant and the remaining 2/3rds vesting quarterly thereafter, with all RSU vesting subject to the NEO’s continued employment through each vesting date.

CEO and CFO Performance Stock Unit Grants

On August 25, 2017, the Compensation Committee of the Board of Directors approved the grant of 90,000 performance-based RSUs (“PSUs”) to Mr. Khaykin and 45,000 PSUs to Mr. Maletira, in each case, effective as of August 28, 2017, pursuant to the Company’s 2003 Plan. The PSUs will be earned and vest upon achievement of a NSE operating income margin rate target (the “Achievement Metric”)(4) for two consecutive fiscal quarters within the period commencing on the first day of the second quarter of fiscal year 2018 and ending on the last day of the third quarter of fiscal year 2019 (the “Measurement Period”). If the Achievement Metric is determined by the Compensation Committee to have been satisfied, 50% of each executive officer’s PSUs will vest on such determination date; 25% of each executive officer’s PSUs will vest 24 months from the first day of the Measurement Period; and 25% of each executive officer’s PSUs will vest 36 months from the first day of the Measurement Period. The earned and vested PSUs will be settled for shares of our common stock as soon as practicable following the date on which the PSUs vest. The vesting and settlement of the PSUs is subject to the executive officer being continually employed through each vesting date. As of the end of the fourth quarter of fiscal year 2018, the Achievement Metric had not been achieved for two consecutive fiscal quarters of the

(4)

The operating income margin rate target utilized for purposes of determining whether the PSUs are earned reflects the Company’s analyses, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives, the disclosure of this target could result in competitive harm to the Company. It is for this reason that it is not disclosed.

Measurement Period. Accordingly, no shares were vested during fiscal year 2018 under the PSU grants. There are three remaining fiscal quarters in the Measurement Period in fiscal year 2019. If the Achievement Metric is met for any two consecutive fiscal quarters, the shares of our common stock subject to the awards will vest as described above.

Health and Welfare Benefits; Perquisites and Other Personal Benefits

We believe that our executives should not operate under different standards than our other employees. Accordingly, the Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. The Company generally does not have programs for providing perquisites or other personal benefits to our NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel. The Company has no outstanding loans of any kind with its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Compensation Recovery (“Clawback”) Policy

The Committee adopted the “VIAVI Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity awards provided to Section 16 officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct of any Section 16 officers or directors, the Committee may seek:

●	repayment of any cash incentive payment;

●	cancellation of unvested or unexercised equity awards; and

●	repayment of any compensation earned on previously exercised equity awards,

where such payments, equity awards and/or compensation earned on previously exercised equity awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement.

The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.

For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation received or earned by an individual subject to the Policy and the compensation that would have been received or earned had the fraud or misconduct not occurred.

Stock Ownership Policy

We maintain formal stock ownership requirements for our executives and the non-employee members of the Board as summarized in the table below.

Stock Ownership Requirements

	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date

On May 25, 2016, the Committee amended the stock ownership requirements to provide that (i) the shares of our common stock that are deemed owned for this purpose include shares owned outright, vested RSUs, and any stock options exercisable within 60 days of the valuation date and (ii) unvested RSUs would no longer count for this purpose.

As of the end of fiscal year 2018, each of our NEOs was in compliance with his or her stock ownership requirement. Under the Company’s stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by-case basis.

Prohibition on Hedging and Pledging

Both hedging and pledging of Company securities are prohibited by the Company’s Insider Trading Policy.

Equity Award Grant Practices

In fiscal year 2012, the Committee transitioned from a policy of granting both RSUs and stock options to generally granting only RSUs. Since then, the Committee has added MSUs based upon a TSR goal and PSUs based upon an operational goal to our equity award mix.

The Committee generally makes grants, which currently include a mix of RSUs and MSUs as described above, to our NEOs and other member of senior management on a once-a-fiscal year basis. The Committee retains the discretion to make additional awards to our NEOs at other times in connection with the initial hiring of a new officer, for retention, promotion, or as otherwise necessary. New hire equity awards are generally granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are the grant of equity awards timed with regard to current share price or factors which may affect future share price.

Payments Upon a Termination of Employment or Change of Control

Khaykin Agreement

The Khaykin Agreement provides that if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), Mr. Khaykin will receive certain severance payments and benefits in addition to any accrued payments to which he is entitled, provided that he signs a separation agreement and release of claims.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control of the Company (as defined in the Khaykin Agreement), Mr. Khaykin will receive:

●	A lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

●	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Khaykin Agreement), Mr. Khaykin will receive:

●

A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

●	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.

●	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months, the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

Change of Control Benefits Plan

In December 2015, the Committee adopted a Change of Control Benefits Plan (the “Change of Control Plan”). Pursuant to the Change of Control Plan, eligible executives, including our NEOs (except for Mr. Khaykin), will receive cash payments and accelerated vesting of options and other equity awards in the event of a qualifying termination of employment within 12 months after a change of control of the Company or, in certain cases, a spin-off or sale of the Company’s NSE or OSP operating segments. If the eligible executive has received an MSU award, the vesting will accelerate at 100% of the target amount of the award.

In June 2017, the Committee amended and restated the Change of Control Plan to: (i) extend the term of the plan to the third anniversary of the date of the amendment and restatement, (ii) provide the Committee with additional flexibility in setting entitlements, (iii) provide certain market standard updates to ensure legal compliance, and (iv) eliminate a clawback based on a failed say-on-golden parachute advisory vote.

For a complete summary of the termination and change of control provisions of the Change of Control Plan, please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Rationale for Severance and Change of Control Payments and Benefits

Given the nature of the industry in which the Company participates and the range of strategic initiatives that the Company may explore, the Committee believes severance and change of control payments and benefits are an essential element of our executive compensation program and assist the Company in recruiting and retaining talented individuals. In addition, since the Committee believes it may be difficult for our executives to find comparable employment following a termination of employment without cause or resignation with good reason in connection with or following a change of control of the Company, the severance and change of control benefits are intended to ease the consequences to an executive of an unexpected termination of employment. By providing severance and change of control payments and benefits, the Committee believes that it can mitigate the distraction and loss of executives that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending. The Committee also believes that having such arrangements in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. The severance and change of control payments and benefits that the Company offers have terms that are consistent with those offered at peer companies.

Considerations in Determining Fiscal 2018 NEO Compensation

>	The Committee considers, among other things, a comprehensive set of factors when determining the compensation of our NEOs, which may include the following:

●

The individual executive’s performance, based on assessments of his or her contributions to the Company’s overall performance, ability to lead his or her business unit or function, to work as part of a team and to reflect the Company’s core values;

●	Internal parity between executives based on his or her duties, responsibilities and contributions to the Company;

●	Each individual executive’s skills, experience, qualifications and marketability;

●	The Company’s performance against financial goals and objectives established by the Committee and the Board;

●	The Company’s performance relative to industry competitors and the Peer Group (as defined below);

●	The positioning of each executive’s compensation in relation to his or her ranking against a competitive market analysis of the Peer Group compensation data;

●	The compensation practices of the Peer Group; and

●	An assessment of each executive’s performance by our CEO, as described below.

>	Ultimately, the Committee is responsible for the final determination of all compensation for our NEOs other than our CEO, whose compensation is determined by the independent members of the Board.

Evaluating Financial Performance

>

In determining appropriate levels of executive compensation for fiscal year 2018, the Committee considered the Company’s financial performance relative to the financial performance of the companies in our Peer Group, as well as performance against the Company’s competitors and strategic and operational objectives.

●	Employees classified as either NSE or OSP had their level of achievement determined by the extent to which the applicable business segment outperformed the Company’s AOP for that segment.

●	Employees classified as Corporate had their level of achievement determined by the extent to which the Company outperformed its AOP.

The Committee also considered the importance of retaining key employees who they considered critical to the Company’s plans to unlock stockholder value and transform the NSE and OSP businesses.

Assessing Individual Performance

>	Our CEO periodically evaluates each NEO’s performance and updates the Committee of his assessment to ensure that compensation decisions are aligned with individual performance.

Our CEO bases these evaluations on:

●	his personal knowledge of each executive’s performance;

●	actual results against specific objectives; and

●	feedback provided by others within and outside of the Company.

In addition, the members of the Committee have periodic interactions with each NEO during the year that allow them to make independent assessments of the NEO’s performance. NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

>

Our CEO’s performance is reviewed periodically by the Committee and the independent members of the Board using performance criteria developed by the Committee and approved by the independent directors.

In evaluating our CEO’s performance, the Committee and independent members of the Board:

●	review the Company’s business, operational and financial performance against specific objectives; and

●	take into account other factors that may be included in our CEO’s individual objectives as well as any feedback received from our CEO’s direct reports and other employees.

The Committee also engages in discussions with our CEO regarding his performance against objectives set by the Board.

>	The Committee recommends all elements of compensation for our CEO to the independent members of the Board for review, consideration and approval.

Role of Compensation Consultant

To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s external compensation consultant, Compensia, Inc. (“Compensia”), collect and analyze compensation data drawn from companies that the Committee selects as a “peer group” of technology companies, as well as a broader cut of competitive market data based on the Radford Global Technology Survey. The Committee also periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, the selection of appropriate peer group companies and market survey data.

In fiscal year 2018, the Committee assessed the independence of Compensia as required by SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Committee.

Use of Peer Group Compensation Data

The companies comprising the peer group used by the Committee when making its executive compensation decisions for fiscal year 2018 were selected based upon industry comparability, annual revenue market capitalization and geography. In general, peer company annual revenues ranged from 0.5x – 2.0x the Company’s annual revenues and 0.3x to 3.0x the Company’s market capitalization.

The Committee, in consultation with Compensia, updates the peer group each year to reflect changed circumstances (e.g., mergers and sale transactions as well as changes in financial or business comparability) affecting the peer group companies. In that regard and as indicated below, consolidation resulted in changes to our peer group from fiscal year 2017 to fiscal year 2018. Four companies in our fiscal year 2017 peer group were removed: FEI, Polycom and QLogic were removed because they were acquired and Earthlink was removed because its industry/business focus (software) did not align with the Committee’s prioritization of network test/communications equipment and technology hardware firms. In their place, five companies were added to the peer group: 3D Systems, Gigamon, Integrated Device Technology, Microsemi and Teledyne Technologies.

The peer companies (the “Peer Group”) the Committee considered when setting executive compensation for fiscal year 2018 were:

3D Systems Corporation	Infinera	NETGEAR	Ubiquiti Networks
ADTRAN	Integrated Device Technology	NetScout Systems	ViaSat
Cirrus Logic	Ixia	NeuStar
Coherent	Knowles	Plantronics
Commvault Systems	Lumentum Holdings	Teledyne
Finisar	Microsemi	Teradyne
Gigamon Inc.	National Instruments

The Committee also considers the compensation data of other companies as reference peers, which are companies identified by management as key business or labor market comparators. The compensation data of these companies is used for informational purposes only and are not used in setting executive compensation levels because the financial profiles of these companies are outside the peer group development parameters.

The Committee uses an analysis of the competitive market data derived from the Peer Group prepared by Compensia and other relevant data to ensure that the compensation provided to our NEOs remains competitive. For fiscal year 2018, the Committee did not set targets for any individual element of executive compensation relative to the market data, but did review proposed compensation levels against the market data to ensure that our compensation was competitive.

Tax and Accounting Considerations

Section 162(m)

Prior to the Tax Cuts and Jobs Act, enacted on December 22, 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) generally disallowed a tax deduction for compensation over $1.0 million paid to certain executive officers unless it qualified as “performance-based compensation.” However, the Tax Cuts and Jobs Act effectively repealed the exemption for performance-based compensation for tax years beginning after December 31, 2017 other than with respect to arrangements in place on November 2, 2017 that are not later materially modified. As such, beginning with our 2019 fiscal year, we will no longer be able to deduct compensation awarded to certain of our executive officers above $1.0 million using the “performance-based compensation” exemption. Going forward, the Compensation Committee will approve compensation that may not be deductible under Section 162(m) where it believes it is in our and our stockholders’ best interests to do so.

Accounting Treatment

The Committee follows Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (or “ASC Topic 718”), for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for financial reporting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Keith Barnes (Chair) Timothy Campos Richard Belluzzo

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of (a) our Chief Executive Officer, (b) Chief Financial Officer, and (c) three (3) additional executive officers who were our most highly compensated executive officers, who were serving as executive officers at the end of fiscal year 2018, as determined by the rules of the Securities and Exchange Commission, or SEC, and up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year 2018, except that no disclosure is provided for any named executive officer, other than our principal executive officer and principal financial officer, whose total compensation did not exceed $100,000 for the fiscal year 2018. As a group, we refer to these executive officers as our “named executive officers” or “NEOs,” and they are identified below in the summary compensation table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Oleg Khaykin President and Chief Executive Officer	2018	750,000	—	4,064,900	—	135,000	4,000	4,953,900
	2017	750,000	—	941,873	—	—	123,000	1,814,873
	2016	282,692	—	3,576,115	2,750,707	297,115	200,000	7,106,629

Amar Maletira Executive Vice President and Chief Financial Officer	2018	425,000	180,000(5)	1,759,017	—	65,024	4,000	2,433,041
	2017	425,000	—	820,334	—	—	4,000	1,249,334
	2016	331,827	370,000	2,894,420	—	175,423	—	3,771,670

Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	2018	435,000	—	567,900	—	97,984	—	1,100,884
	2017	435,000	—	533,217	—	—	—	968,217

Ralph Rondinone Senior Vice President, Global Operations, Network & Service Enablement	2018	352,000	—	567,900	—	65,296	4,000	989,196
	2017	352,000	—	533,217	—	—	4,000	889,217

Gary Staley Senior Vice President, Global Sales, Network Enablement and Service Enablement	2018	360,000	—	901,988	—	71,550	5,638	1,339,176
	2017	138,462	60,000(6)	303,948	—	—	—	502,410

(1)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of RSUs issued pursuant to the Company’s 2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under FASB ASC 718. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs granted to each of the named executive officers in 2016, 2017 and 2018, using the grant date fair value, is set forth in the table below:

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value	Maximum Possible Value of PSUs Using Grant Date Fair Value
Oleg Khaykin	2018	2,457,750	909,900
	2017	659,618	—
	2016	1,031,248	—
Amar Maletira	2018	1,015,870	454,950
	2017	574,500	—
	2016	1,606,500	—

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value	Maximum Possible Value of PSUs Using Grant Date Fair Value
Paul McNab	2018	442,395	—
	2017	373,425	—
Ralph Rondinone	2018	442,395	—
	2017	373,425	—
Gary Staley	2018	943,527	—
	2017	303,948	—

The assumptions used to calculate these amounts for fiscal 2018 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2018 filed with the SEC on August 28, 2018.

(2)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of stock options issued pursuant to the Company’s 2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts for fiscal 2018 are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2018 filed with the SEC on August 28, 2018.

(3)	All non-equity incentive plan compensation was paid pursuant to the Variable Pay Plan.

(4)	The amounts in the “All Other Compensation” column for fiscal 2018 include:

●	Mr. Staley: $5,638 401(k) matching contribution by the Company.

●	All Others: $4,000 401(k) matching contributions by the Company.

(5)

The Compensation Committee awarded Mr. Maletira a one-time discretionary bonus in the amount of $180,000 in connection with his work on the AW acquisition. Please see “Discretionary Bonuses” under the Compensation Discussion and Analysis on page 26 of this proxy statement.

(6)	Mr. Staley was awarded a $60,000 sign-on bonus when he joined the Company in February 2017.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the Summary Compensation Table reflect actual amounts paid for the relevant years, while the amounts in the stock awards column reflect accounting values. The tables entitled “Outstanding Equity Awards at Fiscal Year-End Table” and “Option Exercises and Stock Vested Table” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The Summary Compensation Table should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Khaykin Agreement

On January 28, 2016, the Company entered into an Employment Agreement with Mr. Khaykin (the “Khaykin Agreement”) pursuant to which Mr. Khaykin’s starting base salary was set at $750,000. Mr. Khaykin was also eligible to participate in the Company’s Variable Pay Plan.

For a complete summary of the termination and change of control provisions of the Khaykin Agreement please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Maletira Agreement

On August 6, 2015, the Company extended an offer letter to Mr. Maletira (the “Maletira Agreement”) pursuant to which Mr. Maletira’s starting base salary was set at $425,000 and was eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity of 85% of his base salary.

Change of Control Plan

A summary of the Change of Control Plan, which explains the termination benefits available to all of the NEOs except Mr. Khaykin can be found under the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Executive Severance and Retention Plan

The Executive Severance and Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the NEOs in fiscal year 2018:

	GRANTS OF PLAN BASED AWARDS
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Oleg Khaykin	8/28/17	8/23/17	MSUs				75,000(3)	150,000(3)	225,000(3)				1,638,500
	8/28/17	8/23/17	PSUs					90,000(5)					909,900
	8/28/17	8/23/17	RSUs							150,000(4)			1,516,500
	N/A	N/A	Cash	0	750,000	1,125,000							N/A
			Incentive
Amar Maletira	8/28/17	8/23/17	MSUs				31,000(3)	62,000(3)	93,000(3)				677,247
	8/28/17	8/23/17	PSUs					45,000(5)					454,950
	8/28/17	8/23/17	RSUs							62,000(4)			626,820
	N/A	N/A	Cash	0	361,250	541,875							N/A
			Incentive
Paul McNab	8/28/17	8/22/17	MSUs				13,500(3)	27,000(3)	40,500(3)				294,930
	8/28/17	8/22/17	RSUs							27,000(4)			272,970
	N/A	N/A	Cash	0	369,750	554,625							N/A
			Incentive
Ralph Rondinone	8/28/17	8/22/17	MSUs				13,500(3)	27,000(3)	40,500(3)				294,930
	8/28/17	8/22/17	RSUs							27,000(4)			272,970
	N/A	N/A	Cash	0	246,400	369,600							N/A
			Incentive
Gary Staley	8/28/17	8/22/17	MSUs				28,322(3)	56,644(3)	84,966(3)				629,018
	8/28/17	8/22/17	RSUs							27,000(4)			272,970
	N/A	N/A	Cash	0	270,000	405,000							N/A
			Incentive

(1)

These columns show the potential cash value of the payout for each NEO under the Company’s Variable Pay Plan (“VPP”), as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2018 are summarized in the Summary Compensation Table above.

(2)

Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718. The assumptions used to calculate these amounts are set forth under Note 16 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2018 filed with the SEC on August 28, 2018. The NASDAQ closing price of our Common Stock was $10.11 on August 28, 2017.

(3)

These grants are RSU awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based RSUs which will vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period. Details of the terms and conditions under which the MSUs will vest begin on page 27 of this proxy statement.

(4)

These grants are time-based RSUs that vest 1/3 of the shares on the first anniversary of the grant date and the remainder of the shares in equal quarterly installments for two years thereafter, subject to the NEO’s continuous service through each applicable vesting date.

(5)

These grants are RSU awards with performance conditions, which we refer to as performance stock units (“PSUs”). The PSUs are performance-based RSUs which will vest based on achievement of a NSE operating income margin rate target for two consecutive fiscal quarters within the period commencing on the first day of the second quarter of fiscal year 2018 and ending on the last day of the third quarter of fiscal year 2019. Details of the terms and conditions under which the PSUs will vest begin on page 28 of this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)
Oleg Khaykin	2/15/16	590,129(2)	590,128(2)	5.95	2/15/2024
	2/15/16					173,320(3)	1,774,797
	8/17/16					24,040(4)	246,170
	8/28/17					150,000(4)	1,536,000
	2/15/16							57,772(5)	591,585
	8/17/16							38,272(6)	391,905
	8/28/17							150,000(6)	1,536,000
	8/28/17							90,000(7)	921,600
Amar Maletira	9/15/15					95,455(3)	977,459
	8/17/16					20,938(4)	214,405
	8/28/17					62,000(4)	634,880
	9/15/15							95,455(5)	977,459
	8/17/16							33,334(6)	341,340
	8/28/17							62,000(6)	634,880
	8/28/17							45,000(7)	460,800
Paul McNab	8/1/15					44,755(4)	458,291
	8/20/15					3,560(4)	36,454
	8/17/16					13,610(4)	139,366
	8/28/17					27,000(4)	276,480
	8/1/15							44,755(5)	458,291
	8/20/15							14,167(6)	145,070
	8/17/16							21,667(6)	221,870
	8/28/17							27,000(6)	276,480
Ralph Rondinone	8/20/15					2,597(4)	26,593
	8/17/16					13,610(4)	139,366
	8/28/17					27,000(4)	276,480
	8/20/15							10,334(6)	105,820
	8/17/16							21,667(6)	221,870
	8/28/17							27,000(6)	276,480
Gary Staley	2/15/17					21,186(3)	216,945
	8/28/17					27,000(4)	276,480
	8/28/17							27,000(6)	276,480

	8/28/17							29,644(5)	303,555

(1)

Amounts reflecting market value of RSUs, MSUs and PSUs are based on the price of $10.24 per share, which was the closing price of our common stock as reported on NASDAQ on June 30, 2018, the last trading day of FY18.

(2)	Time-based stock option with 1/4 of the shares vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.

(3)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.

(4)

Time-based RSUs with 1/3 of the units vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments for two years thereafter, subject to the NEO’s continuous service through each applicable vesting date.

(5)

MSUs that vest in four annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the four-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.

(6)

MSUs that vest in three annual tranches based upon the Company’s TSR relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.

(7)

PSUs that vest upon achievement of a NSE operating income margin rate target for two consecutive fiscal quarters within the period commencing on the first day of the second quarter of fiscal year 2018 and ending on the last day of the third quarter of fiscal year 2019.

OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the vesting of RSUs during fiscal year 2018. No stock options were exercised in fiscal year 2018.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Oleg Khaykin	—	—	136,727	1,378,530
Amar Maletira	—	—	76,789	756,474
Paul McNab	—	—	77,882	764,815
Ralph Rondinone	—	—	39,415	389,130
Gary Staley	—	—	7,062	68,501

(1)

Represents the amounts realized based on the product of (a) the number of RSUs vested and (b) the closing price of our Common Stock on NASDAQ on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below assume that such termination was effective as of June 30, 2018 (and therefore use the closing price of our Common Stock on NASDAQ as of June 30, 2018 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

Change of Control Plan

The Company’s Change of Control Plan, which covers all currently employed NEOs except Mr. Khaykin, provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change of Control Plan) within the 12-month period beginning upon a Change of Control (as defined in the Change of Control plan), subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to either eighteen months or two years’ base salary (depending on the executive level), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to death or Disability (as defined in the Change in Control Plan) during the coverage period. The Change of Control Plan is scheduled to expire, if not otherwise extended, in June 2020.

Executive Severance and Retention Plan

The Executive Severance and Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.

Khaykin Agreement

Pursuant to the terms of the Khaykin Agreement, if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

●	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

●	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon death or Disability (as defined in the Khaykin Agreement), Mr. Khaykin will receive:

●

A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.

●	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target annual bonus.

●	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

The Khaykin Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Khaykin constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Khaykin, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Maletira Agreement

Pursuant to the terms of the Maletira Agreement, if Mr. Maletira’s employment is terminated other than for Cause (as defined in the Maletira Agreement), provided that he signs a separation agreement and release of claims, he will receive a severance payment equal to 18-months base salary.

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Benefit	Within 12 Months After a Change in Control(2)	Termination Not in Connection with a Change in Control
Oleg Khaykin (1)	Salary	2,812,500	2,250,000
	Securities	9,529,706	4,686,541
	COBRA	30,887	30,887
Amar Maletira	Salary	850,000	637,500
	Securities	6,655,703	0
	COBRA	20,868	0
Paul McNab	Salary	870,000	652,500
	Securities	2,012,303	0
	COBRA	21,845	0
Ralph Rondinone	Salary	704,000	528,000
	Securities	1,046,610	0
	COBRA	21,845	0
Gary Staley	Salary	720,000	540,000
	Securities	1,073,459	0
	COBRA	21,845	0

(1)

Benefits for Mr. Khaykin are also payable if he is terminated within three months prior to a Change of Control and include (a) a lump sum payment equal to 200% of his base salary plus 300% of his annual target bonus, (b) accelerated vesting of any unvested stock options and other securities held at the time of termination (including accelerated vesting of any performance-based awards at the greater of 100% of the target achievement level or the actual achievement level, if measurable as of the termination date) and (c) reimbursement of COBRA premiums for a period of up to 18 months.

(2)	These amounts do not reflect the impact of any “better after-tax” provision.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Oleg Khaykin, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.

For fiscal 2018, our last completed fiscal year:

●	the annual total compensation of the employee identified at median of our company (other than our CEO), was $88,692; and

●	the annual total compensation of our CEO was $4,953,900.

Based on this information, for fiscal 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 55 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify the median of the annual total compensation of all our employees and the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

●	We selected April 1, 2018, which is within the last three months of fiscal year 2018, as the date we would use to identify the “median employee.”

●

As permitted by SEC rules, we excluded a total of 850 employees of two companies that we acquired during 2018, consisting of 117 employees of Trilithic, which we acquired in July 2017, and 733 employees of the AvComm and Wireless businesses of Cobham plc, which we acquired in March 2018. We also excluded a total of 132 employees located in the following international jurisdictions representing in the aggregate less than 5% of our employee population as a whole:

Countries Excluded (<5% of Global Population)	132
Australia	7
Austria	4
Brazil	34
Denmark	1
Finland	2
Hong Kong	6
Italy	5
Japan	15
Netherlands	1
Norway	1
Poland	1
Romania	14
Russian Federation	8
Spain	17

Countries Excluded (<5% of Global Population)	132
Sweden	5
Switzerland	1
Taiwan	4
United Arab Emirates	6

Our employee population, prior to taking into consideration these exclusions, consisted of approximately 3,531 individuals. Our employee population, after taking into consideration these exclusions, consisted of approximately 2,549 individuals.

●

To identify the “median employee” from our employee population, we selected total taxable compensation as the most appropriate measure of compensation. In order to identify the median employee, the total annual taxable compensation of all employees globally, including those employed on a full-time, part-time, seasonal or temporary basis (other than those excluded as described above), was collected for the 12-month period ending March 31, 2018, and then converted into U.S. dollars using the applicable exchange rates in effect on that date and annualized for those permanent employees who were not employed for the entire measurement period. The total taxable compensation was determined from information derived from tax and/or payroll records. Using this methodology, it was determined that the median employee was an exempt, full-time employee located in the U.S.

●

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s annual total compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $88,692. We calculated the median employee’s actual salary for the twelve-month period ended June 30, 2018. In addition, the median employee’s total compensation for fiscal 2018 includes a bonus that was paid in fiscal 2018 and company matching contributions to the employee’s 401(k) plan during the fiscal year.

●	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2018 in our Summary Compensation Table included in this Proxy Statement.

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 30, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans	6,294,295	(1)	$10.54	19,061,921	(2)
Approved by security holders
Equity compensation plans	1,411,349	(3)	$5.95	336,663
Not approved by security holders
Total/Weighted Ave./Total	7,705,644		$6.42	19,398,584

(1)

Represents shares of the Company’s Common Stock issuable upon the exercise of options and vesting and settlement of RSUs outstanding under the Company’s Amended and Restated 2003 Equity Incentive Plan and excludes purchase rights under the Amended and Restated 1998 Employee Stock Purchase Plan. Excluding outstanding RSUs, which have no exercise price, as of June 30,2018, there were options to purchase 136,014 shares outstanding at a weighted average exercise price of $10.54.

(2)

Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: Amended and Restated 2003 Equity Incentive Plan (under which 14,488,076 shares remain available for grant) and the Amended and

Restated 1998 Employee Stock Purchase Plan (under which 4,573,845 shares remain available for grant), including shares subject to purchase during the current purchase period, which commenced on August 1, 2018 (the exact number of which will not be known until the purchase date on January 31, 2019). Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by the participant pursuant to any one outstanding purchase right shall not exceed 4,000 shares.

(3)

Represents shares of the Company’s Common Stock issuable upon the exercise of options and vesting and settlement of RSUs that were granted to Oleg Khaykin on February 15, 2016 as an inducement for Mr. Khaykin to join the Company. Excluding outstanding RSUs, which have no exercise price, as of June 30, 2018, there were options to purchase 1,180,257 shares outstanding at a weighted average exercise price of $5.95.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s stockholders:

Inducement Awards

On February 19, 2016, in connection with his appointment as CEO, Mr. Khaykin was granted compensatory options and RSUs, which were not made pursuant to any stockholder-approved equity plan, as an inducement for Mr. Khaykin to join the Company. Mr. Khaykin received:

●

Options to purchase 1,180,257 shares of Common Stock with an exercise price of $5.95 per share, which will vest in equal amounts on each of his next four employment commencement anniversaries and have a term of eight years;

●	RSUs covering 346,638 shares of Common Stock, vesting in equal amounts on each of Mr. Khaykin’s next four employment commencement anniversaries;

●

MSUs covering a target of 115,546 shares of Common Stock, which vest over the periods described in the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2015, including Exhibit 10.1 thereto, except that the “Base Measurement Period” will be the period of 45 calendar days commencing on January 29, 2016 and ending on March 13, 2016; and

●

RSUs covering 100,000 shares of Common Stock, which vest as to 66.6% on the first anniversary of Mr. Khaykin’s employment commencement date and 16.7% after each of the first two periods of three months thereafter.

AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, which includes the consolidated balance sheets of the Company as of June 30, 2018 and July 1, 2017, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2018, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.

During the course of fiscal year 2018, management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2019.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Audit Committee

Donald Colvin (Chair)
Keith Barnes
Masood Jabbar

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal year 2018 all Reporting Persons complied with the applicable filing requirements on a timely basis, with the exception of Mr. Belluzzo, for whom two sales under an approved 10b5-1 plan were inadvertently not timely reported due to administrative error and Mr. Scrivanich, for whom one sale under an approved 10b5-1 plan was inadvertently not timely reported due to administrative error.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED A COPY OF THE FISCAL YEAR 2018 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH UPON WRITTEN REQUEST TO THE SECRETARY, SENT TO:

VIAVI SOLUTIONS INC.
6001 AMERICA CENTER DRIVE
6 TH FLOOR, SAN JOSE, CALIFORNIA 95002

By Order of the Board of Directors,

Oleg Khaykin
President and Chief Executive Officer

San Jose, California
October 2, 2018

ANNUAL MEETING OF STOCKHOLDERS OF

VIAVI SOLUTIONS INC.

November 14, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/14998/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830300000000001000 7 111418

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Richard E. Belluzzo
- ○ Keith Barnes
- ○ Laura Black
- ○ Tor Braham
- ○ Timothy Campos
- ○ Donald Colvin
- ○ Masood A. Jabbar
- ○ Oleg Khaykin

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Pricewaterhouse Cooper LLP as the independent registered public accounting firm for the fiscal year ending June 29, 2019.	☐	☐	☐
3. The approval of, on an advisory basis, the compensation of the Company's named executive officers for the fiscal year ended June 30, 2018.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.